                                                                  EXHIBIT 10.31

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                             MCI/Verio Confidential

               MCI Domestic (US) Public Interconnection Agreement

           This Agreement is made, effective as of June 12, 1997 (the "Effective Date"), by and between MCI Telecommunications Corporation, a Delaware corporation with a principal place of business at 8200 Greensboro Drive, McLean, VA 22102 ("MCI") and Verio, with a principal place of business at 9250 East Costilla Avenue, Suite 400, Englewood, CO 80112 ("VERIO").

         RECITALS

1.       Each of MCI and VERIO operates an Internet Network, as defined below;
and

2. The parties wish to provide for the interconnection of, and exchange of traffic between, their respective Internet Networks on the terms and conditions herein.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Definitions

"Affiliate" means a corporation or other entity that controls, is controlled by, or is under common control with another corporation or entity, but only while that control relationship exists.

"Interconnection Point" shall mean any interconnection point at which the parties agree to connect their respective Internet Networks under this Agreement. A description of all Interconnection Points, together with all direct interconnections agreed to by the parties, is set forth on Schedule 1 attached hereto, and Schedule 1 shall be amended by the agreement of MCI and VERIO in the event of any changes.

2.       Exchange of Traffic

a. The parties agree to exchange digital communications traffic over their respective Internet Networks at (*) geographically dispersed Interconnection Points, subject to the terms and conditions set forth in this Agreement. (*) Unless otherwise agreed in writing the following shall be the acceptable Interconnection Points: (*) agreed to in Schedule 1. Each party shall provide, at its own expense, at least a (*)

                             MCI/Verio Confidential

connection from its Internet Network to the Interconnection Point(s) or direct interconnections hereunder, upon a schedule to be mutually agreed.

b. The data rate at which the parties will connect hereunder is set forth in Schedule 1 attached hereto.

c. Each party agrees not to restrict traffic flowing through the Interconnection Points to and from the other party based on the subject matter of the traffic unless required to do so by court order or applicable law; provided, however, that each party shall be free to block traffic that the party determines violates the terms of usage of its Internet Network. Each party shall retain its prior rights to impose usage restrictions on its own customers and/or to assist its customers in imposing customer requested usage restrictions on traffic flowing to and from the requesting customer.

d. There will be no restrictions on the ability of either party to collect data and create statistics associated with data moving through its own Internet Network and traffic moving through the Interconnection Point. Each party shall keep all data it monitors or captures concerning the Interconnection Points confidential in accordance with the nondisclosure obligations of Section 16, and shall use such data solely for the purposes of operating and managing its Internet Network. Except as otherwise agreed between the parties, statistics itemized by the following criteria may not be provided to third parties: service provider, company or other entity, and/or IP address. Notwithstanding the foregoing, each party may provide any of its customers with statistical data associated with such customer's traffic.

e. Neither party will establish a route of last resort directed toward the other party's Internet Network. A "route of last resort" is defined as a route which covers all possible destinations. Instead, the parties will fully exchange explicit routes comprising public Internet service destinations of entities to whom either party is contractually obligated to handle traffic. An "explicit route" is defined as a route that covers only a strict, limited subset of all possible destinations.

3.       Payments

The parties agree that during the twelve-month period immediately following the Effective Date of this agreement they shall work together to define the data and operational characteristics of interconnection with a view toward agreeing upon appropriate financial arrangements for interconnection of their respective Internet Networks should they mutually be deemed necessary or desirable. Immediately upon the parties' agreement to such financial arrangements, the parties shall implement such arrangements by amending this Agreement to provide for settlement or other payments between the parties. Until such financial arrangements are finalized, no settlement or other charges of any kind for data transmission will be paid by either

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                             MCI/Verio Confidential

party to the other hereunder. Each party shall bear its own costs and expenses incurred in connection with this Agreement.

4.       Term and Termination

This Agreement shall have an initial term of one (1) year following the Effective Date. Either party may terminate this Agreement with thirty (30) calendar days' notice. If neither party terminates this Agreement upon expiration of the initial term, this Agreement shall continue on its present terms and conditions, until a party terminates it by thirty calendar days written notice to the other. Either party may terminate this Agreement with ten days' notice (unless such circumstances are cured within such ten day period) upon the following circumstances: (i) a party interconnects at fewer than the (*) geographically dispersed Interconnection Points; or (ii) VERIO or any Affiliate thereof (subject to Schedule 1) purchases Internet access from MCI; or
(iii) either party fails to continue to meet the requirements specified in Schedules 1 and 2.

5.       Technical and Operational Matters

a.       Each party represents that the Interconnection Points set forth in
Schedule 1 are, and during the term shall be, connected as part of an internal network architecture comprised of multiple, cross-country circuits of at least (*) speed.

b. Neither party is obligated to accept third party routes from the other party. For purposes of this paragraph, any entity that peers with one party hereto but not with the other shall be considered a "third party." If third party routes are detected by either party, that party has the right to block the routes. The foregoing restriction shall not apply to routes of customers whose transit traffic is carried by the other party. The foregoing restriction shall also apply to any Verio Affiliates not integrated with the Verio network AS number 2914. For purposes of this Agreement, "transit traffic" is traffic that a party agrees to transport to its final destination.

C. Both parties shall maintain a consistent routing announcement (i.e, same set of routes announced with same AS path at all Interconnection Points). Both parties will present the same autonomous system number at all mutual agreed interconnection points listed in Schedule 1. Verio shall only present AS 2914. Each party shall carry full routing at edge routers using BGP-4 and aggregated routes.

                 (i) The parties will work together during the term of this Agreement to establish mutually agreed performance objectives and operational procedure to enable each party to provide the highest practical quality of service over its Internet Network and the interconnection provided hereunder, in a cost effective fashion. In connection therewith, the parties shall use their reasonable efforts to achieve a minimum end-to-end one-way packet delay.

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                             MCI/Verio Confidential

                 (ii) Each of the parties will use its reasonable efforts to achieve a mean time to repair of (*) hours or less for all outages at the Interconnection Point(s) set forth on Schedule 1. The parties will cooperate with each other in each party's efforts under this paragraph 4.b.

                 (iii) Each of the parties will develop scheduled maintenance procedures that provide for notification by one party to the other of all scheduled maintenance that could cause end-to-end connectivity loss for any user of more than (*). Each party agrees to give the other (*) advance notice for scheduled maintenance that is expected to result in (*) or more of end-to-end connectivity loss.

d. Each party agrees to maintain a fully staffed network operations center ("NOC") that operates on a 24 hour/day, 7 days/week schedule.

                 (i) Each party will, at its own expense and on a reasonable efforts basis, provide Network Operations Center ("NOC") support in cooperation with the other so as to maintain the smooth operation of the internetwork service. The parties shall develop operational procedures for the interworking of their respective Internet Networks, including without limitation inter-NOC problem management information exchanges (e.g., trouble ticket tracking), and NOC escalation procedures for addressing unscheduled outages or emergency maintenance.

                 (ii) Each of the parties will provide the other with certain limited access to data for the purpose of operational monitoring and the diagnosis of end-to-end connectivity problems. The determination of the extent of this limited access to data and definition of this data shall be by the mutual consent of both parties' engineering organizations. The parties will use their reasonable efforts to develop procedures to govern the timing and other terms and conditions upon which this access will be provided.

e. Each of the parties shall use reasonable efforts to secure their respective Internet Networks and traffic through the Interconnection Points from unauthorized access, transmission or use; furthermore, the parties shall cooperate to address security issues and develop security procedures.

6. Customer Relations

Each party will be responsible for communicating with its own customers with respect to its Internet Network. Each party shall use its reasonable efforts to notify the other promptly in writing of all trouble reports made to it by customers of the other party. Each party shall be responsible to screen the traffic of its own customers not desiring public Internet access from distribution across the Interconnection Point(s) agreed to hereunder. Each party will independently establish the charges to its own customers for the services provided in connection with this Agreement.

7.       Nonexclusivity

                             MCI/Verio Confidential

This Agreement shall not prohibit or restrain either party's entry into any separate similar or dissimilar contract or agreement with one or more third parties.

8.       Liability

Neither party shall be liable to the other for any loss or damage arising from:
(i) any failure in or breakdown of any facilities or services hereunder, whatsoever the cause and however long it shall last; (ii) any interruption of service, whatsoever the cause and however long it shall last; (iii) such party's submitting traffic to or accepting traffic from the other party hereunder, or (iv) any other circumstance relating to this Agreement, except for breaches of Sections 2(d)(Data Collection) or 16 (Confidentiality).

9.       Liability; Consequential Damages

Each party is responsible for assessing its own need for property, casualty and liability insurance and each shall obtain such insurance as each sees fit. Each party shall bear the risk of loss and damage with respect to its own equipment and agrees not to make any claims against the other, or assign any such claims to third parties, for any property loss or damage.

IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE FOR ANY SPECIAL, INCIDENTAL INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

10.      Authorizations

All undertakings and obligations assumed hereunder by either party are subject to all applicable existing and future laws, rules and regulations, and are further subject to the issuance and continuance of all necessary governmental licenses, waivers, consents, registrations, permissions and approvals.

11.      Force Majeure

No failure or omission by either party to carry out or observe any of the terms and conditions of this agreement shall give rise to any claim against the party in question or be deemed to be a breach of this Agreement if such failure or omission arises from any cause reasonably beyond the control of that party (a "Force Majeure Event"). Each party shall give the other notice in the event it experiences a failure or delay due to a Force Majeure Event. Upon such notice, the party affected by the Force Majeure Event may delay performance hereunder during the pendency of such Force Majeure Event, and shall have no liability for such delay.

                             MCI/Verio Confidential

12.      Relationship of Parties

In their performance hereunder the parties are acting as independent contractors, and nothing contained herein shall be construed to create a partnership, joint venture or other agency relationship between the parties.

13.      Regulatory Approval.

The parties acknowledge that this Agreement, and any or all of the terms hereof, may become subject to regulatory approval by various local, state or federal agencies. Should such approval be required from time to time, or at any time, the parties shall cooperate, to the extent reasonable and lawful, in providing such information as is necessary to complete any required filing.

14.      Notices

All notices between the parties required or permitted hereunder shall be effective if hand delivered or sent by post or courier, postage or fees paid, or by facsimile transmission (with receipt confirmed by the receiving machine) to the facsimile numbers stated below, or electronic mail (with acknowledgement from the recipient) to the address specified below. All notices shall be effective when sent.

If to MCI

networkMCI, Inc.
2100 Reston Parkway
Reston, Virginia 22091
ATTN: Internet Marketing
Facsimile:
          ------------------
email:
      ----------------------

with a copy to:

MCI Communications Corporation
1133 19th Street N.W.
Washington, D.C. 20036
Attention: Technology Group, Law and Public Policy
Facsimile:
          ------------------
email:
      ---------------------

If to VERIO:

Verio Inc.
9250 East Costilla Avenue, Suite 400
Englewood, Colorado 80112

                             MCI/Verio Confidential

Attn: Randy Bush
Facsimile: (313) 792-3869
email: rbush@verio.net

with a copy to:

Verio Inc.
9250 East Costilla Avenue, Suite 400
Englewood, Colorado 80112
Attn: Legal Department
Facsimile: (313) 792-3879

15. Miscellaneous

If any provision of this agreement is held by an arbitrator or court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. This Agreement may be modified only by a written amendment signed by both parties. Nothing contained in this Agreement shall be deemed to confer any rights in any third party not a signatory to this Agreement. Neither party shall transfer or assign its rights or obligations under this Agreement or transfer by way of merger, consolidation, sale of all or substantially all of its assets without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, that either party may transfer its interest herein to any subsidiary or Affiliate of either party. This Agreement represents the entire understanding between the parties regarding the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, negotiations and discussions between the parties with respect to such subject matter. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflicts principles thereof

16.      Confidentiality

a. During the course of performance of this Agreement, each party may disclose to the other certain business, technology, research, customer and other business information which the disclosing party treats as confidential information ("Confidential Information"). Each party shall maintain the other party's Confidential Information in confidence, shall protect it with the same degree of protection which it uses to protect its own Confidential Information, shall not disclose it to any third party, and shall use it for the sole purpose of performing under this Agreement. "Confidential Information" shall not include any information which (i) is disclosed with written permission of the other party, (ii) becomes a matter of public knowledge through no action or inaction of the receiving party; (iii) is disclosed by the disclosing party to a third party without a duty of confidentiality; (iv) is rightfully received by the receiving parry from a third party without a duty of confidentiality; (v) was known to the receiving party before its first receipt from the disclosing party; or (vi) is independently developed by the receiving party without use of

                             MCI/Verio Confidential

the other party's Confidential Information or by employees or other agents of the receiving party who have not been exposed to such Confidential Information. After any termination of this Agreement, upon written request, each party shall promptly discontinue the use of, and return within thirty (30) days all originals and copies of, any requested Confidential Information that has been fixed in any tangible means of expression.

b. In the event that the receiving party is requested or required (pursuant to any governmental rule, regulation, or form or through requests for information or documents by any Governmental Authority in connection with legal proceedings, civil investigations, or other similar legal processes) to disclose any Confidential Information of the disclosing party, the receiving party shall provide the disclosing party with prompt written notice of such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the disclosing party, the receiving party is nonetheless legally compelled to disclose such Confidential Information, it may, without liability hereunder, disclose only that portion of the Confidential Information which it is legally compelled to disclose.

c. Section 16 shall also apply to the contents of this Agreement; provided, however, that the terms of this Agreement may be disclosed (i) as required by applicable law, (ii) in connection with a court order or subpoena or (iii) pursuant to press releases jointly prepared and approved by the parties; further provided, that the existence (but not the terms) of this Agreement may be disclosed in connection with a merger, acquisition or proposed merger or acquisition or the like.

d. Each party agrees to notify the other party in the event of any breach of its security under conditions in which it would appear that Confidential Information was prejudiced or exposed to loss or unauthorized use. Each party shall, upon request of the disclosing party, take all other steps reasonably necessary to recover any compromised Confidential Information disclosed hereunder. The cost of taking such steps shall be borne solely by the receiving party.

e. Each party acknowledges that any breach of any of its obligations under this Section 16 is likely to cause or threaten irreparable harm to the other party, and accordingly, each party agrees that in such event the disclosing party shall be entitled to equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

f. Except after consultation with the other party, neither party nor its officers, directors, employees, agents or advisors shall, publicize, advertise, announce or describe to any Governmental Authority or other Person, the terms of this Agreement, the Parties hereto or the transactions contemplated hereby, except in accordance with this Agreement or as required by applicable law.

                             MCI/Verio Confidential

g. Notwithstanding the foregoing, the parties acknowledge that they intend to disclose the technical objectives and certain technical terms and conditions contemplated herein to the public, in a form and manner and at a time or times to be mutually agreed by the parties.

17. Disputes. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C.1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. In no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

IN WITNESS WHEREOF, the parties have caused their respective authorized representatives to sign this Agreement on their behalf, effective as of the date first written above.


MCI Telecommunications Corporation        VERIO INC.


By: /s/ JERRY A. EDGERTON                 By: /s/ CHRIS DEMARCHE
   --------------------------------          --------------------------------

Name:   Jerry A. Edgerton                 Name:   Chris DeMarche
     ------------------------------            ------------------------------

Title:  Vice President                     Title: Chief Technical Officer
      -----------------------------             -----------------------------

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                             MCI/Verio Confidential

                                    (***)

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                             MCI/Verio Confidential

Annex I


                                    (***)

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                [MCI Telecommunications Corporation Letterhead]





                                  July 3, 1997

Mr. Chris DeMarche
Chief Technical Officer
Verio
9250 East Costilla Avenue
Suite 400
Englewood, Colorado 80112

Dear Mr. DeMarche:

As you know, MCI and Verio entered into a Domestic Public Interconnection Agreement on June 12, 1997 (the "Agreement"). As we have discussed, MCI and Verio wish to amend the Agreement as follows:

                                    (***)

                                    (***)

As modified by this letter. the Agreement shall remain in full force and effect. If you agree with the foregoing modification, please sign in the space below and return to me.

                        Sincerely,

                        /s/ VINTON G. CERF

                        Vinton G. Cerf
                        Senior Vice President




                                                ACKNOWLEDGED AND ACCEPTED:

                                                 /s/ CHRIS DEMARCHE
                                                -------------------------------
                                                       Signature

                                                     Chris DeMarche
                                                -------------------------------
                                                       Name (Printed)

                                                     CTO
                                                -------------------------------
                                                       Title

                                                     8/7/97
                                                -------------------------------
                                                       Date

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                [MCI TELECOMMUNICATIONS CORPORATION LETTERHEAD]


        AMENDMENT TO MCI (US) DOMESTIC PUBLIC INTERCONNECTION AGREEMENT
                         DATED AS OF DECEMBER 23, 1997

                                   BACKGROUND

The parties entered into the MCI Domestic (US) Public Interconnection Agreement (the "Agreement") on June 12, 1997. The parties wish to amend the Agreement as follows:

                                    (***)

                                    (***)

As modified by this Amendment, the Agreement shall remain in full force and effect. This Amendment may be signed in counterparts, each of which shall be considered part of the same whole.

IN WITNESS WHEREOF, the parties have caused their respective authorized representatives to sign this amendment on their behalf, effective as of December 23, 1997.

                                   VERIO, INC.


                                   /s/ Chris DeMarche
                                   ----------------------------------
                                       Signature

                                   Chris DeMarche
                                   ----------------------------------
                                       Name (Printed)

                                   CTO
                                   ----------------------------------
                                       Title

                                   1/12/98
                                   ----------------------------------
                                       Date


                                   MCI TELECOMMUNICATIONS CORPORATION

                                   /s/ Vinton G. Cerf
                                   ----------------------------------
                                        Signature

                                   ----------------------------------

                                        Vinton G. Cerf
                                        Senior Vice President

                                   1/15/98
                                   ----------------------------------
                                         Date